Exhibit 10.2

ATMEL CORPORATION

AMENDMENT NO. 2 TO AMENDED EMPLOYMENT AGREEMENT

This Amendment No. 2 to Amended Employment Agreement (the “Amendment”) is entered into effective as of March 27, 2014, by and between Atmel Corporation (the “Company”) and Steven Laub (“Executive”) and amends that certain Amended Employment Agreement entered into effective as of May 31, 2009, by and between the Company and Executive, as amended effective October 25, 2011 pursuant to that certain Amendment No. 1 to Amended Employment Agreement (collectively, the “Amended Employment Agreement”).

1.	Section 10(f) of the Amended Employment Agreement is hereby amended by deleting the words “eighteen (18) months” therein and by inserting the words “twenty-four (24) months” in their place and stead.

2.
Section 14 of the Amended Employment Agreement is hereby amended (a) by deleting the words “2325 Orchard Parkway San Jose, CA 95131” therein and by inserting the words “1600 Technology Drive San Jose, CA 95110” in their place and stead, and (b) by deleting the words “Howard, Rice, Nemerovski, Canady, Falk & Rabkin 3 Embarcadero Center; Suite 700 San Francisco, CA 94111” therein and by inserting the words “Arnold & Porter LLP 10th Floor Three Embarcadero Center San Francisco, CA 94111” in their place and stead.

3.	Except as expressly amended by this Amendment, the Amended Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by a duly authorized officer, as of the day, month and year written below.

	COMPANY:		EXECUTIVE:
	ATMEL CORPORATION		STEVEN LAUB
By:	/s/ Scott Wornow		/s/ Steven Laub
Name:	Scott Wornow
Title:	Senior Vice President and Chief Legal Officer
Date:	March 27, 2014	Date:	March 27, 2014